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                                                                   EXHIBIT 4.2
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                                RIGHTS AGREEMENT


                                 by and between


                       INSPIRE INSURANCE SOLUTIONS, INC.


                                      and

                       U.S. TRUST COMPANY OF TEXAS, N.A.

                                as Rights Agent





                                  Dated as of

                              [DATE OF AGREEMENT]




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                               TABLE OF CONTENTS


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
Section 1. Certain Definitions....................................................................................1

Section 2. Appointment of Rights Agent............................................................................6

Section 3. Issuance of Right Certificates.........................................................................6

Section 4. Form of Right Certificates.............................................................................7

Section 5. Countersignature and Registration......................................................................8

Section 6. Transfer,  Split  Up,  Combination  and  Exchange  of  Right  Certificates;   Mutilated,
           Destroyed, Lost or Stolen Right Certificates...........................................................8

Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights..........................................9

Section 8. Cancellation and Destruction of Right Certificates....................................................10

Section 9. Reservation and Availability of Shares of Preferred Stock.............................................11

Section 10. Preferred Stock Record Date..........................................................................12

Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights..........................12

Section 12. Certification of Adjusted Exercise Price or Number of Shares.........................................17

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................................18

Section 14. Fractional Rights and Fractional Shares..............................................................20

Section 15. Rights of Action.....................................................................................21

Section 16. Agreement of Right Holders...........................................................................21

Section 17. Right Certificate Holder Not Deemed a Shareholder....................................................22

Section 18. Concerning the Rights Agent..........................................................................22

Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent...................................22

Section 20. Duties of Rights Agent...............................................................................23

Section 21. Change of Rights Agent...............................................................................24

Section 22. Issuance of New Right Certificates...................................................................25

Section 23. Redemption...........................................................................................25

Section 24. Exchange.............................................................................................26

Section 25. Notice of Proposed Actions...........................................................................27

Section 26. Notices..............................................................................................28

Section 27. Supplements and Amendments...........................................................................29

Section 28. Successors...........................................................................................29

Section 29. Benefits of this Rights Agreement....................................................................29

Section 30. Determinations and Actions by the Board; etc.........................................................29

Section 31. Texas Contract.......................................................................................29

Section 32. Counterparts.........................................................................................30


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

Section 33. Descriptive Headings.................................................................................30

Section 34. Severability.........................................................................................30






Exhibit A     --   Summary of Rights

Exhibit B     --   Form of Right Certificate

Exhibit C     --   Form of Statement of Resolution




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                                RIGHTS AGREEMENT



          Rights Agreement, dated as of July ___, 1997, by and between INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), and U.S. Trust Company of Texas, N.A. (the "Rights Agent").



                              W I T N E S S E T H:

          WHEREAS, on July 30, 1997, the Board of Directors of the Company has authorized the issuance and declared a dividend of one right (a "Right") for each share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), outstanding as of the close of business on August ___, 1997 (the "Record Date"), each such Right representing the right to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company (the "Preferred Stock") having the rights and preferences set forth in the form of the Statement of Resolution attached hereto as Exhibit C authorized by the Board of Directors on July 30, 1997, upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the Board of Directors of the Company has further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that may become outstanding (whether originally issued or delivered from the Company's treasury) between the Record Date and the earlier to occur of the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided that an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined) or
(ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person, or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company (upon approval, in the case of subclauses (A) and (B) of this clause (ii), by a majority of the Continuing Directors (as such term is hereinafter defined)); provided further that in the event the Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person shall nonetheless become an Acquiring Person upon its becoming the Beneficial Owner, together with all Affiliates and Associates of such Person, of an additional 1% of more of the Company's Voting Stock unless such additional 1% or more Beneficial Ownership will not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith (upon approval by a majority of the Continuing Directors) that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests itself as promptly as practicable (as determined in good faith by the Board of Directors of the Company and a majority of the Continuing Directors), but in any event within five Business Days, following receipt of written notice from the Company of such event, of a sufficient number of shares of Voting Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Rights Agreement.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Rights Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities (and correlative terms shall have correlative meanings):

                    (i) which such Person or any of such Person's
           Affiliates or Associates, directly or indirectly, "beneficially owns" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof); or

                    (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such securities (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

                    (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group



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            (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of
            Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company.

         Notwithstanding anything in this paragraph (c) to the contrary, a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security beneficially owned by another Person solely by reason of an agreement, arrangement or understanding with such other Person for the purposes of: (x) soliciting the Company's shareholders for the election of director nominees or any other shareholder resolution, the formation of and membership on any committee for the purpose of promoting or opposing any shareholder resolution or for electing a slate of nominees to the Company's Board of Directors, service on such a slate of nominees, or agreement to a slate of director nominees, provided that such other Person retains the right at any time to withdraw as a nominee or member of any such committee, and to withhold or revoke any vote or proxy for or against any such shareholder resolution or for such slate of nominees; (y) entering into revocable voting agreements or the granting or solicitation of revocable proxies with respect to any of the matters described in the foregoing clause (x); or (z) the sharing of expenses and the indemnification against expenses and liabilities by any such other Person with respect to expenses incurred or conduct occurring during the time such other Person is a nominee or a member of any such committee described in the foregoing clause (x). Further, notwithstanding anything in this paragraph
(c) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         Notwithstanding anything in this paragraph (c) to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M. Fort Worth, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Fort Worth, Texas time, on the next succeeding Business Day.

          (f) "Common Stock" when used with reference to the Company shall mean the Common Stock (presently par value $0.01 per share) of the Company. "Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person. "Common Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (g) "Continuing Director" shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Acquiring Person, or an


                                       3

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Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors on the date of this Rights Agreement or (ii) subsequently became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

          (h) "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

          (i) "Exchange Act" shall have the meaning set forth in Section 1(b) hereof.

          (j) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan; (iv) The Millers Mutual Fire Insurance Company and its Affiliates and Associates; (v) F. George Dunham, III ("Dunham") and any descendant of Dunham, or any spouse, widow or widower of Dunham or of any such descendant (Dunham and any such descendants, spouses, widows and widowers collectively defined as the "Family Members"); (vi) any trust of which Dunham is a trustee; (vii) any estate of a Family Member, or any trust established by or for the benefit directly or indirectly of one or more Family Members provided that one or more Family Members or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations") collectively are the beneficiaries of at least 50% of the actuarially-determined beneficial interest in such estate or trust; (viii) any charitable Organization which is established by one or more Family Members (a "Family Charitable Organization");
(ix) any corporation of which a majority of the voting power or a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (vii) above, or Family Charitable Organizations; (x) any partnership, limited liability company or other entity or arrangement of which a majority of the voting interest or a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (vii) above, or Family Charitable Organizations;
(xi) any trustee, executor, director or indirect managing or general partner or other Person who has or shares voting and/or investment power over Common Shares beneficially owned by any of the foregoing Persons solely in their capacities as such; or (xiii) any Person designated as such an "Exempt Person" by the Board of Directors of the Company (but only if such action is approved by a majority of Continuing Directors); provided, however, that the Board of Directors may determine by a two-thirds (2/3) majority vote that a Person previously designated as an "Exempt Person" shall no longer be designated as such an "Exempt Person" with effect on the date of such vote (but only if such action is approved by a majority of Continuing Directors).

          (k) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

          (l) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(d) hereof.

          (m) "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.


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          (n) "Person" shall mean individual, corporation, partnership, limited liability company, business trust, association, estate, trust, foundation or other entity and shall include any successor (by merger or otherwise) of such entity.

          (o) "Preferred Stock" shall mean shares of Series A Junior Preferred Stock, $1.00 par value, of the Company and, to the extent that there is not a sufficient number of shares of Series A Junior Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, $1.00 par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Preferred Stock.

          (p) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (q) "Qualifying Tender Offer" shall mean a tender or exchange offer for all outstanding shares of Common Stock of the Company approved by a majority of the Board of Directors (upon approval by a majority of the Continuing Directors), after taking into account the potential long-term value of the Company and all other factors that they consider relevant. (r) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

          (s) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (t) "Right Certificate" shall have the meaning set forth in Section 3(d) hereof.

          (u) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (v) "Stock Acquisition Date" shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Continuing Directors shall become aware of the existence of an Acquiring Person.

          (w) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

          (x) "Summary of Rights" shall have the meaning set forth in Section 3(a) hereof.

          (y) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

          (z) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

          (aa) "Triggering Event" shall mean any event described in Section 11(a)(ii) or Section 13(a).


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
          (bb) "Voting Stock" shall mean (i) the Common Stock of the Company, and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Section 2. Appointment of Rights. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

          Section 3. Issuance of Right Certificates.

          (a) On the Record Date (or as soon as practicable thereafter), the Company or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

          (b) Until the Close of Business on the day which is the earlier of
(i) the tenth day after the Stock Acquisition Date, or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors upon approval by a majority of the Continuing Directors, prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock and not by separate Right Certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby, and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided), including a transfer to the Company, except pursuant to the provisions of Section 23 or Section 24. Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

          (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the



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
Redemption Date, or the Final Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

          This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between INSpire Insurance Solutions, Inc. and U.S. Trust Company of Texas, N.A. (the "Rights Agent"), dated as of July ___, 1997, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of INSpire Insurance Solutions, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. INSpire Insurance Solutions, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in
          Section 7(e) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

          (d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent, and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").


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
          Section 5. Countersignature and Registration

          (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

          (a) Subject to the provisions of Sections 7(e), 7(f), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate may be (i) transferred, or
(ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclosed with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

          (b) Subject to the provisions of Sections 7(e), 7(f), 14 and 24 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

          (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(e), 23(b) and 24 hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent, in Dallas, Texas, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earliest of (i) August ___, 2007 (the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the date on which such Rights expire pursuant to Section 13(e) hereof, or (iv) the date on which the Rights are exchanged as provided in Section 24 hereof.

          (b) The Exercise Price shall initially be $40.00 for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

          (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b) hereof, at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this
Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the exercisability of the Rights for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended (the

"Securities Act"), and any applicable securities law of any other jurisdiction, the shares of Preferred Stock to be issued pursuant to the Rights.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

          (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, other than pursuant to a Qualifying Tender Offer, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time, or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be canceled.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such record holder shall have
(i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Shares of Preferred Stock.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of a Triggering Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) which may be required to permit the exercise in full of all outstanding Rights.

          (b) If the Preferred Stock (or, following the occurrence of a Triggering Event, the Common Stock and/or other securities) is at any time listed on a national securities exchange or included for quotation on any transaction reporting system, then so long as the Preferred Stock (and, following the occurrence of any such Triggering Event, Common Stock and/or other securities) issuable and deliverable upon exercise of the Rights may be listed on such exchange or included for quotation on any such transaction reporting system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or included for quotation on any such transaction reporting system upon official notice of issuance upon such exercise.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights (or, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable.

          (d) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (b) the date of the expiration of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

          (e) The Company covenants and agrees that it will pay when due and payable any and all U.S. federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock and/or other securities) issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock
(or, following the occurrence of a Triggering Event, Common Stock and/or other securities) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock and/or other securities) to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

          Section 10. Preferred Stock Record Date". Each Person in whose name any certificate for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the securities represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated as of, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
          Section 11(a), the Exercise Price in effect at the time of the record date for such event, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such event; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
          Section 11(a)(ii) hereof.

                (ii) Subject to Section 23 and Section 24 of this Rights Agreement, in the event that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall become an Acquiring Person, except pursuant to a Qualifying Tender Offer, then, except as otherwise provided in this Section 11, each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right at a price equal to the then current Exercise Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Exercise Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Fair Market Value of the Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
          Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                (iii) In lieu of issuing Common Stock in accordance with Section 11(a)(ii) hereof, the Company may, if the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, the Company shall): (A) determine the excess of (1) the value of the Common Stock issuable upon the exercise of a Right (the "Current Value") over (2) the Exercise Price (such excess being referred to as the "Spread") and (B) with respect to each Right, make adequate provision to substitute for such Common Stock, upon exercise of the Rights, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock which the Board of Directors of the Company, upon approval by a majority of the Continuing Directors, has deemed to have the same value as Common Stock (such shares or units of shares of preferred stock are herein called "common stock equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company, upon approval by a majority of the Continuing Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
          (30) days following the occurrence of an event described in Section 11(a)(ii), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Stock (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors, upon approval by a majority of the Continuing Directors, shall determine in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the occurrence of an event described in Section 11(a)(ii), in order that the Company may seek stockholder approval for the authorization of such additional shares. To the extent that the Company determines that some action need be taken pursuant to the preceding sentences of this Section 11(a)(iii), the Company may suspend the exercisability of the Rights until the expiration of any such period, as extended, in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect and shall promptly notify the Rights Agent of such suspension. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Fair Market Value (as determined pursuant to Section 11(d) hereof) per share of the Common Stock at the Close of Business on the date of the occurrence of one of the events described in Section 11(a)(ii) and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

          (b) In the event that the Company shall, after the Record Date, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Fair Market Value per share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or the equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value per share of the Preferred Stock on such record date, less the Fair Market Value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be the Fair Market Value per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(d). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any security is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such security payable in shares of such security or securities convertible into shares of such security, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such security, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company (upon approval by a majority of the Continuing Directors). The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined in good faith by the Board of Directors of the Company (upon approval by a majority of the Continuing Directors); provided, however, that if the Preferred Stock is not publicly traded, the Fair Market Value of a share of Preferred Stock shall be conclusively deemed to be the Fair Market Value of a share of Common Stock (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. In the case of property other than securities, the

"Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company (upon approval by a majority of the Continuing Directors). Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

          (e) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be. No adjustment in the Exercise Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the preceding sentence, any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or
(ii) the date of the expiration of the right to exercise the Rights.

          (f) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

          (g) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

          (h) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (f),
(g), (i), (j) and (k), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (i) Unless the Company shall have exercised its election as provided in Section 11(j), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one one-hundred thousandth of a share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (j) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-hundredth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (k) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

          (l) In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(1) shall be made successively whenever such dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12. Certification of Adjusted Exercise Price or Number of
Shares.   Whenever an adjustment is made as provided in Section 11 or Section
13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or Section 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

          (a) Except for any transaction approved by the Board of Directors (upon approval by a majority of the Continuing Directors), in the event that, at any time on or after the Distribution Date, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event (except as may be contemplated by Section 13(e) hereof), proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer, equal twice the Exercise Price; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this
Section 13(a). The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          (b) "Principal Party" shall mean

                  (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or otherwise exchanged or converted in such merger, consolidation or other fundamental transaction, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger, consolidation or other fundamental transaction and that survives such merger, consolidation or other fundamental transaction, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger, consolidation or other fundamental transaction does not survive the merger, consolidation or other fundamental transaction, the Person that does survive the merger, consolidation or other fundamental transaction (including the Company if it survives); and

                    (ii) in the case of any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

          (c) The Company shall not consummate any consolidation, merger, other fundamental transaction or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this
Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger, other fundamental transaction or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with
Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger, other fundamental transaction or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on The Nasdaq Stock Market; and

                 (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

          In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a) hereof.

          (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Articles of Incorporation, Certificate of Incorporation, By-laws, or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect on the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of the proposed transaction.

          (e) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly-owned subsidiary of any such Person or Persons) who acquired shares of Common Stock pursuant to a Qualifying Tender Offer, (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Qualifying Tender Offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualifying Tender Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

          Section 14. Fractional Rights and Fractional Shares.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock). If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-hundredth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

          (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a share) upon exercise of a Right.

          Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

          Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or execute order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

          Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

          (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate following the form of election to purchase set forth on the reverse side of such Rights Certificate has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take further action with respect to the requested exercise or transfer without first consulting with the Company.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000, or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

          Section 23. Redemption.

          (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors (upon approval by a majority of the Continuing Directors), redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of (i) the tenth day following the Stock Acquisition Date; provided, however, that, during the time period relating to when the Rights may be redeemed, the Board of Directors of the Company (upon approval of a majority of the Continuing Directors) may extend the time during which the Rights may be redeemed to be at any time as may be determined by the Board of Directors of the Company and the Continuing Directors, or (ii) the Final Expiration Date, at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction after the date hereof (the "Redemption Price"). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof prior to the expiration of the Company's right of redemption hereunder.

          (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the effective time of the action of the Board of Directors and the Continuing Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors and the Continuing Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-hundredth (1/100) of a share) of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

          Section 24. Exchange.

          (a) By the vote of a majority of the Board of Directors (upon approval by a majority of the Continuing Directors), the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights which have become void pursuant to Section 7(e) hereof) for shares of Common Stock at an exchange rate of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of any class of Voting Stock of the Company then outstanding.

          (b) Without any further action and without any notice, the right to exercise the Rights to be so exchanged will terminate at the effective time of the action of the Board of Directors and the Continuing Directors ordering the exchange and the only right thereafter of each holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice of the exchange to the holders of such Rights then outstanding by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Each such notice shall state the method by which the exchange for Rights will be effected and, in the event of a partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(e) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock for shares of Common Stock exchangeable for the Rights, at the initial rate of one one-hundredth of a share of Preferred Stock for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

          (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this
Section 24, the Company shall either take such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights or, alternatively, by the vote of a majority of the Board of Directors (upon approval by a majority of the Continuing Directors) with respect to each Right, (i) pay cash in an amount equal to the Exercise Price, in lieu of issuing Common Stock or Preferred Stock in exchange therefor, or
(ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value (as hereinafter defined) of the Common Stock or Preferred Stock exchangeable for each such Right, where the value of such securities shall be determined in good faith by the Board of Directors (upon approval by a majority of the Continuing Directors), or (iii) deliver any combination of cash, property, Common Stock, Preferred Stock and/or other securities having a value equal to the Current Value in exchange for each Right. The term "Current Value," for purposes of this Section 24, shall mean the product of the per share market price of the Common Stock (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in subparagraph (a)), multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(d), the Board of Directors (upon approval by a majority of the Continuing Directors) may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Stock or Preferred Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

          (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Right Certificate with regard to which a fractional share of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the fair market value of a whole share of Common Stock. For the purposes of this paragraph (e), the fair market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25. Notice of Proposed Actions.

          (a) In case the Company, after the Distribution Date, shall propose
(i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of record of its Preferred Stock rights or warrants to subscribe for or to purchase shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 26 hereof, notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (b) In case any event described in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           INSpire Insurance Solutions, Inc.
                           300 Burnett Street
                           Fort Worth, Texas 76102
                           Attention: General Counsel

                           With a copy to:
                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue
                           Suite 4100
                           Dallas, Texas 75201
                           Attention: Terry M. Schpok, P.C.

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           U.S. Trust Company of Texas, N.A.
                           2001 Ross Avenue
                           Suite 2700
                           Dallas, Texas 75201
                           Attention: Mr. Bill Barber
                           Telephone: (214) 754-1255
                           Telecopier: (214) 754-1303

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this
Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, supplements or amendments may be made only upon approval by a majority of the Continuing Directors.

          Section 28. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

          Section 30. Determinations and Actions by the Board; etc. The Board of Directors (upon approval by a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith (and with the approval of a majority of the Continuing Directors then in office) in accordance with the preceding sentence, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any director to any liability to the holders of the Rights. Notwithstanding anything contained in this Agreement to the contrary, whenever any action, calculation, interpretation or determination made pursuant to this Agreement requires the approval of a majority of the Continuing Directors, and no Continuing Directors are then in office, such action, calculation, interpretation or determination may not be made.

          Section 31. Texas Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 34. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                              INSPIRE INSURANCE SOLUTIONS, INC.



Attest:                       By:
        --------------------      ---------------------------------------
             (SEAL)               Name:   F. George Dunham, III
                                  Title:  President and Chief Executive Officer



                              U.S. TRUST COMPANY OF TEXAS, N.A.



Attest:                       By:
        --------------------      ---------------------------------------
            (SEAL)                Name:
                                        ---------------------------------
                                  Title:
                                         --------------------------------

                                                                       EXHIBIT A


                 UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE
                RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS
                  ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING
               PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH
               TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND
                 VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                       INSPIRE INSURANCE SOLUTIONS, INC.

                         SUMMARY OF RIGHTS TO PURCHASE
                        SERIES A JUNIOR PREFERRED STOCK



     On July 30, 1997, the Board of Directors of INSpire Insurance Solutions, Inc. (the "Company"), declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), outstanding at the close of business on August ___, 1997 (the "Record Date") and has authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement). Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of preferred stock of the Company, designated as Series A Junior Preferred Stock (the "Preferred Stock"), at a price of $40.00 per one one-hundredth (1/100) of a share ("Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), between the Company and U.S. Trust Company of Texas, N.A., as Rights Agent (the "Rights Agent").

     As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

     The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date"), which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person"), and (ii) the tenth business day after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer) or such later date as may be determined by a majority of the Board of Directors and the Continuing Directors (as defined in the Rights Agreement); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of August ___, 1997, by such Common

Stock certificate. An Acquiring Person does not include the following (each an "Exempt Person") (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, (D) The Millers Mutual Fire Insurance Company and its Affiliates and Associates; (E) F. George Dunham, III ("Dunham") and any descendant of Dunham, or any spouse, widow or widower of Dunham or of any such descendant (Dunham and any such descendants, spouses, widows and widowers collectively defined as the "Family Members"); (F) any trust of which Dunham is a trustee; (G) any estate of a Family Member, or any trust established by or for the benefit directly or indirectly of one or more Family Members provided that one or more Family Members or charitable organizations which qualify as exempt organizations under
Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations") collectively are the beneficiaries of at least 50% of the actuarially-determined beneficial interest in such estate or trust; (H) any charitable Organization which is established by one or more Family Members (a "Family Charitable Organization"); (I) any corporation of which a majority of the voting power or a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (H) above, or Family Charitable Organizations; (J) any partnership, limited liability company or other entity or arrangement of which a majority of the voting interest or a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, estates or trusts described in clause (H) above, or Family Charitable Organizations; (K) any trustee, executor, director or indirect managing or general partner or other Person who has or shares voting and/or investment power over Common Shares beneficially owned by any of the foregoing Persons solely in their capacities as such; (L) any Person designated as such an Exempt Person by the Board of Directors of the Company (but only if such action is approved by a majority of Continuing Directors); provided, however, that the Board of Directors may determine by a two-thirds (2/3) majority vote that a Person previously designated as an Exempt Person shall no longer be designated as such an Exempt Person with effect on the date of such vote (but only if such action is approved by a majority of Continuing Directors); (M) any Person designated as such an Exempt Person by the Board of Directors of the Company (but only if such determination is approved by a majority of Continuing Directors); provided however, that the Board of Directors may determine by a two-thirds (2/3) majority vote that a Person previously designated as an Exempt Person shall no longer be designated as such an Exempt Person with effect on the date of such vote (but only if such action is approved by a majority of Continuing Directors), or (N) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by a majority of the Board of Directors and the Continuing Directors before such person or group became an Acquiring Person, or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by a majority of the Board of Directors and Continuing Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)).

     Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August ___, 1997 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August ___, 1997, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August ___, 2007, unless earlier redeemed by the Company as described below.

     The Preferred Stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to a minimum quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared on the Company's Common Stock. In the event of the liquidation of the Company, the holders of Preferred Stock will be entitled to receive, for each share of Preferred Stock, a payment of the greater of (i) $100.00 per share plus accrued and unpaid dividends or (ii) 100 times the aggregate amount to be distributed per share to holders of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

     The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

     Unless the Rights are earlier redeemed or the transaction is approved by a majority of the Board of Directors and the Continuing Directors, if the Company at any time after the Distribution Date were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) (other than, subject to certain conditions, a merger that follows a tender offer or exchange offer for all outstanding shares of the Company approved by a majority of the Board of Directors and Continuing Directors after taking into account the potential long-term value of the Company and all other factors that they consider relevant (a "Qualifying Tender Offer")) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person (other than pursuant to a Qualifying Tender Offer), the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Common Stock (or cash, other securities or property) having a market value at the time of the transaction equal to two times the Exercise Price (such market value to be determined with reference to the market value of the Company's Common Stock as provided in the Rights Agreement).

     At any time on or prior to the close of business on the earlier of (i) the tenth day after the time that a person (or group of affiliated or associated persons) has become an Acquiring Person (or such later date as a majority of the Board of Directors and the Continuing Directors may determine) or (ii) August ___, 2007, the Company may, with the approval of a majority of the Continuing Directors, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement require the approval of the Continuing Directors.

     At any time after a person (or group of affiliated or associated persons) becomes an Acquiring Person and prior to the acquisition by any such person or group of 50% or more of any class of outstanding voting stock of the Company, the Board of Directors of the Company (with the approval of a majority of the Continuing Directors) may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock or other consideration having equivalent market value) per Right (subject to adjustment).

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

                                                                       EXHIBIT B

                          [Form of Right Certificate]


Certificate No. R-                                                ______ Rights

         NOT EXERCISABLE AFTER AUGUST ___, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT), AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.



                               Right Certificate
                       INSPIRE INSURANCE SOLUTIONS, INC.

         This certifies that ______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July ___, 1997 (the "Rights Agreement") between INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), and U.S. Trust Company of Texas, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. Fort Worth, Texas time on August ___, 2007 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-hundredth (1/100) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $40.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

         As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right, subject to adjustment or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.01 per share, shares of Preferred Stock or substantially equivalent rights or other consideration as determined by the Company.

         No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________.

ATTEST:                                    INSPIRE INSURANCE SOLUTIONS, INC.




                                           By:
--------------------------                    ----------------------------------
[Secretary or Assistant                    Name:
      Secretary]                           Title:

Countersigned:

U.S. TRUST COMPANY OF TEXAS, N.A.


By:
   -----------------------
Name:
Title:

                  [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------
                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate)

           FOR VALUE RECEIVED
                             ---------------------------------------------------
hereby sells, assigns and transfers unto
                                        ----------------------------------------
--------------------------------------------------------------------------------
                (Please print name and address of transferee)

--------------------------------------------------------------------------------
Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                                    ------------
--------------------------------------------------------------------------------
Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -----------------


                                                  ------------------------------
                                                  Signature
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on the
                                                  face of the Right
                                                  Certificate)

Signature Guaranteed:

                                  Certificate
                                  -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

                 (1)  this Right Certificate [  ] is [    ] is not being sold,
assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:
      --------------

                                                  ------------------------------
                                                  Signature
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on the
                                                  face of the Right
                                                  Certificate)

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if registered holder
                   desires to exercise the Right Certificate)

TO INSPIRE INSURANCE SOLUTIONS, INC.:

         The undersigned hereby irrevocably elects to exercise________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying
number:
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Please print name and address)

--------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying
number:
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Pleaseprint name and address)

--------------------------------------------------------------------------------





Dated:
      ------------
                                                  ------------------------------
                                                  Signature
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on the
                                                  face of the Right
                                                  Certificate)
Signature Guaranteed:

                                 CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:
      ---------------------
                                                  ------------------------------
                                                  Signature
                                                  (Signature must conform in
                                                  all respects to name of
                                                  holder as specified on the
                                                  face of the Right
                                                  Certificate)

                                                                       EXHIBIT C



                                    FORM OF
                            STATEMENT OF RESOLUTION
                                      FOR
                            SERIES A PREFERRED STOCK
                                       OF
                       INSPIRE INSURANCE SOLUTIONS, INC.


                     PURSUANT TO ARTICLE 2.13 OF THE TEXAS
                            BUSINESS CORPORATION ACT




                 I, F. George Dunham, III, President of INSpire Insurance Solutions, Inc., a corporation organized and existing under the Texas Business Corporation Act (the "Company"), DO HEREBY CERTIFY that at a meeting of the Board of Directors on July 30, 1997, at which meeting a quorum was present, the following resolutions were adopted:

                 RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of Article 4 of the Company's Restated Articles of Incorporation, as amended, a series of Preferred Stock, par value $1.00 per share ("Preferred Stock"), of the Company be, and hereby is, created, and the designations, preferences, and relative rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

                 Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series initially shall be 300,000. Notwithstanding the foregoing, however, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July ___, 1997, between the Company and U.S. Trust Company of Texas, N.A., as Rights Agent (as such agreement may be amended from time to time, the "Rights Agreement"), the Board of Directors of the Company shall direct by resolution or resolutions that the total number of shares of Series A Preferred Stock authorized to be issued be increased (to the extent that the Articles of Incorporation, as amended and/or restated, then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

                 Section 2.       Dividends and Distributions.

                 (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of

March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                 Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                 (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) Except as otherwise provided herein, in the Company's Restated Articles of Incorporation, in each case as the same may be restated or amended, in any other Statement of Resolutions creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                 (C) Except as set forth herein, or as otherwise required by the Company's Restated Articles of Incorporation, in each case as the same may be restated or amended, or as otherwise required by law, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                 Section 4.       Certain Restrictions.

                 (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

         (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

         (iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                 Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                 Section 6.       Liquidation, Dissolution or Winding Up.

                 (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the higher of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                 (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                 Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, and the provisions hereof and the Restated Articles of Incorporation of the Company, in each case as the same may be restated or amended.

                 Section 9. Ranking. Unless otherwise provided in a Statement of Resolution relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                 Section 10. Amendment. The provisions hereof and the Restated Articles of Incorporation, as restated or amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                 Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. Notwithstanding the foregoing, fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.


            [The remainder of this page is intentionally left blank]

                 IN WITNESS WHEREOF, I have executed and subscribed this Statement of Resolution and do affirm the foregoing as true under the penalties of perjury this 30th day of July, 1997.


                                             By:
                                                -------------------------------
                                             Name:     F. George Dunham, III
                                             Title: President



ATTEST:


By:
    --------------------------------
Name:
      ------------------------------
Title: Secretary